Exhibit 99.1

Mavenir Systems Reports 2014 Fourth Quarter and Full Year Financial Results

•	Strong quarterly revenue of $33.7 million, an increase of 24% compared to the fourth quarter of 2013, and record annual revenue of $129.8 million, an increase of 28% year-over-year;

•	Mobilizing Unified Communications (UC) with the introduction of IMS-PBX;

•	Grew our established footprint to include 15 of the top 20 mobile carriers worldwide;

•	Added 8 new customers for our 4G next-generation solutions in the quarter;

•	Completed acquisition of Stoke, Inc. (Stoke), a provider of mobile gateway solutions; and

•
Experienced positive momentum in strategic growth initiatives, Evolved Packet Core (EPC) and Session Border Controller (SBC), bringing the total number of 2014 customers for each solution to three and eleven, respectively.

Richardson, TX – February 26, 2015 – Mavenir Systems (NYSE: MVNR) today reported financial results for the fourth quarter and full year of 2014 and provided its outlook for the first quarter and full year of 2015.
Fourth Quarter Financial Highlights

•	Total revenue for the fourth quarter of 2014 was $33.7 million, an increase of 24% year-over-year and a decrease of 1% quarter-over-quarter.

•	GAAP operating loss for the fourth quarter of 2014 was $8.8 million, compared with $1.7 million in the fourth quarter of 2013 and $3.8 million in the third quarter of 2014.

•	Non-GAAP operating loss (a) was $5.0 million for the fourth quarter of 2014, compared to $0.1 million for the fourth quarter of 2013 and $1.1 million for the third quarter of 2014.

•	GAAP net loss for the fourth quarter of 2014 was $12.3 million, compared to $2.8 million in the fourth quarter of 2013 and $5.8 million for the third quarter of 2014.

(a)	Non-GAAP operating loss/income excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization and acquisition related expenses.

GAAP gross profit margin was 55% for the fourth quarter of 2014, compared to 58% in fourth quarter of 2013. Non-GAAP gross profit margin was 56% for the fourth quarter of 2014, below the guidance range provided in our third quarter earnings release, compared to 59% in the fourth quarter of 2013 and 54% in the third quarter of 2014.
GAAP net loss per share was $0.43 for the fourth quarter of 2014 compared with $0.22 for the fourth quarter of 2013 and $0.21 for the third quarter of 2014. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $0.21 for the fourth quarter of 2014 compared to $0.08 for the fourth quarter of 2013 and $0.03 for the third quarter of 2014.

Full Year Financial Highlights

•	Total revenue for the full year 2014 was $129.8 million, an increase of 28% year-over-year.

•	GAAP operating loss for the full year 2014 was $17.1 million, compared with 7.7 million in 2013.

•	Non-GAAP operating loss (a) was $6.3 million for the full year 2014, compared to $2.1 million in 2013.

•	GAAP net loss for the full year 2014 was $26.0 million, compared to $15.3 million in 2013.

(a)	Non-GAAP operating loss/income excludes stock-based compensation, foreign exchange gains or losses, depreciation and amortization and acquisition related expenses.

GAAP gross profit margin was 55% in 2014, compared to 55% in 2013. Non-GAAP gross profit margin was 56% in 2014, below the guidance range provided in our third quarter earnings release, consistent with non-GAAP gross profit margin in 2013.

Exhibit 99.1

GAAP net loss per share was $1.00 for full year 2014 compared with $3.57 in 2013. As outlined in the accompanying table entitled “Non-GAAP Net Loss Per Share” included in this press release, the non-GAAP net loss per share was $0.34 for the full year 2014 compared to $0.42 in 2013.
"Mavenir delivered another strong year with solid financial results, resulting from the rapid adoption of 4G LTE and the launches of services such as VoWi-Fi and VoLTE in 2014," said Pardeep Kohli, president and chief executive officer, Mavenir Systems. “We are well positioned to capitalize on 4G LTE adoption and NFV/SDN, two trends that will continue to be key growth drivers for our business in 2015. In addition, Mavenir continues to build our capabilities in next-generation solutions to deliver growth and enhanced shareholder value."

Mavenir 2014 Business and Financial Highlights

•	Strong quarterly revenue of $33.7 million, and annual revenue of $129.8 million, respectively;

•	Our 2014 revenue in the Americas region grew 49% year over year, the Asia-Pacific region grew 13% year-over-year, and the Europe, Middle East and Africa region grew 8% year-over-year;

•	We grew our customer base for next generation products, including VoWi-Fi/VoLTE, RCS and Core, to 17, 17 and 23 respectively;

•	Grew our established footprint to include 15 of the top 20 mobile carriers worldwide;

•	Added 8 new customers for our 4G next-generation solutions in the quarter;

•
Experienced positive momentum in strategic growth initiatives, Evolved Packet Core (EPC) and Session Border Controller (SBC), bringing the total number of 2014 customers for each solution to three and eleven, respectively;

•
We extended our software-based core network portfolio with the addition of our IMS PBX, as well as the Security Gateway via the Stoke acquisition, and the Diameter Signaling Controller, via our recently announced acquisition of Ulticom; and

•
On November 21, 2014, Mavenir completed its acquisition of Stoke. Together with Mavenir’s Session Border Controller (SBC) and evolved Packet Data Gateway (ePDG), Stoke’s LTE Security Gateway (SEG) enables Mavenir to deliver a complete, secure, end to end solution to customers globally. The acquisition, and resulting combination of technology, allows Mavenir to expand its global reach, adding strong presence in markets like Japan and South Korea.

Additionally, on January 16, 2015, Mavenir completed its acquisition of Ulticom, Inc. Through this acquisition, Mavenir enhances its portfolio of next generation software products and solutions to include a scalable, virtualized Diameter Signaling Controller (DSC), an increasingly critical network element which efficiently scales mobile operator networks and securely provides interoperable 4G LTE and Voice over LTE (VoLTE) services. Ulticom is a leading provider of telecom signaling solutions enabling the global transformation to 4G LTE, with key Diameter solutions deployed in ten tier one carrier networks globally, two of which are among the world’s top ten Mobile Network Operators (MNOs). Mavenir has previously partnered with Ulticom to resell its Diameter signaling solutions to five tier one mobile operator customers globally.
A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled, "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures."
Guidance
Mavenir is providing the following first quarter and full year 2015 guidance with respect to anticipated total revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share.
First quarter of 2015

•	Revenue to range from $39.0 million to $41.0 million.

•	Non-GAAP gross margin to range from 60.0% to 62.0%.

•	Non-GAAP operating loss to range from $(4.0) million to $(2.3) million.

•	Non-GAAP basic earnings per share to range from $(0.17) to $(0.12) (based on a forecasted, weighted-average number of shares outstanding of 29,028,013).

Exhibit 99.1

Full Year of 2015

•	Revenue to range from $185.0 million to $195.0 million.

•	Non-GAAP gross margin to range from 62.0% to 65.0%.

•	Non-GAAP operating income to range from $13.0 million to $16.0 million.

•	Non-GAAP basic earnings per share to range from $0.28 to $0.36 (based on a forecasted, weighted-average number of shares outstanding of 29,333,502).

Conference Call
The company will hold a conference call after market close on Thursday, February 26, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its 2014 fourth quarter and full year financial results.
The conference telephone number for the earnings call is (855) 302-8830 or (330) 871-6073 (international) with ID# 64237732.
This call will be webcast and can be accessed via Mavenir Systems’ Investor Relations website at http://investor.mavenir.com. A replay will be available following the call on Mavenir Systems’ Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 64237732.
Non-GAAP Financial Measures & Definitions
In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Mavenir discloses non-GAAP gross profit margin, which is a non-GAAP financial measure, as a supplemental measure, and other measures. These measures are used by management to evaluate our business and management believes these measures may help investors evaluate the Company’s fundamental operational performance. Management believes these non-GAAP measures facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization, stock-based compensation expense and certain other expenses. These measures are not measures of our financial performance under U.S. GAAP and should not be considered in isolation or a substitute for net loss, operating loss or other performance measures as determined in accordance with U.S. GAAP. These measures should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP when they are available.
In determining our guidance for the first quarter and full year of 2015 set forth in "Guidance,” we have chosen to use non-GAAP measures for all metrics other than revenue. The non-GAAP metrics exclude the effects of depreciation, amortization, foreign exchange gains or losses, stock-based compensation, interest and taxes, as adjusted for uncertain tax positions component, and non-recurring acquisition and restructuring costs. The effects of these items are difficult to forecast in advance as they relate to future foreign exchange rates and future stock prices, which are subject to external factors that are difficult to predict. As a result, Mavenir does not give guidance on GAAP metrics other than revenue.
Forward-Looking Statements
Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the statements under "Guidance" above, statements regarding Mavenir’s expectations with respect to revenue, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share, as well as statements about expanding its global reach, the adoption of 4G LTE and NFV/SDN and Mavenir’s views about continuing to build next-generation solutions. Forward-looking statements can generally be identified by words such as “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “target,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects, although not all forward-looking statements contain these identifying words. These forward-looking statements represent management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mavenir to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, investors should not place undue reliance on these forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include risks regarding the timing of the adoption of 4G by mobile service providers around the world; mobile service providers’ investment in next-generation communications technology; our ability to sell solutions to mobile service providers, particularly those serving large numbers of customers; the length and variability of the sales cycles for our solutions; actions taken by our competitors; our ability to negotiate acceptable financial terms with our mobile service provider customers; the performance of our solutions when implemented in mobile service provider networks; management’s ability to accurately forecast Mavenir’s financial results; the timing of revenues and the application of complex revenue recognition rules to such revenues; our ability to integrate our recent

Exhibit 99.1

acquisitions' businesses into ours; the results of our quarter-end closing procedures and year-end audit; and other factors described in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere in our annual reports on Form 10-K and quarterly reports on Form 10-Q. There is no assurance that Mavenir’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Mavenir’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. The statements in this press release are made as of the date of this press release, even though this press release is made available on Mavenir’s website or otherwise. Mavenir does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date on which the forward-looking statements were made, except as required by law.

About Mavenir:
Mavenir Systems (NYSE: MVNR) provides software-based networking solutions that enable mobile service providers to deliver next generation services over 4G LTE networks. Mavenir™ has a fully virtualized end to end portfolio of Voice/Video, Messaging and Mobile Core products that include IP Multimedia Subsystem (IMS), Evolved Packet Core (EPC) and Session Border Controller (SBC). Mavenir's solutions, based on the award-winning mOne® software platform, leverage NFV and SDN technologies for deployments on cloud-based infrastructure.
© 2015 Mavenir Systems, Inc. All rights reserved.
Mavenir Systems®, mOne®, AirMessenger®, Mavenir™, mStore™, mCloud™, and Transforming Mobile Networks™ are trademarks of Mavenir Systems, Inc.

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	(unaudited)
Software products	$26,713	$21,290	$104,216	$79,342
Maintenance	7,014	5,857	25,579	21,966
	33,727	27,147	129,795	101,308
Cost of revenues
Software products	11,844	7,751	46,102	35,971
Maintenance	3,383	3,659	12,747	9,202
	15,227	11,410	58,849	45,173
Gross profit	18,500	15,737	70,946	56,135
Operating expenses:
Research and development	9,178	5,841	30,459	22,775
Sales and marketing	10,985	6,154	34,208	20,485
General and administrative	7,120	5,477	23,351	20,583
Total operating expenses	27,283	17,472	88,018	63,843
Operating loss	(8,783)	(1,735)	(17,072)	(7,708)
Other expense (income):
Interest and other income	(15)	(6)	(102)	(18)
Interest and other expense	430	1,016	2,068	3,203
Loss on early extinguishment of debt	—	—	1,783	—
Foreign exchange loss (gain)	2,424	(427)	4,699	1,901
Total other expense (income), net	2,839	583	8,448	5,086
Loss before income tax	(11,622)	(2,318)	(25,520)	(12,794)
Income tax expense	673	524	516	2,496
Net loss	$(12,295)	$(2,842)	$(26,036)	$(15,290)
Other comprehensive income (loss)
Foreign currency translation adjustments	518	(519)	1,258	(569)
Total comprehensive loss	$(11,777)	$(3,361)	$(24,778)	$(15,859)
Net loss per common share:
Basic	$(0.43)	$(0.22)	$(1.00)	$(3.57)
Diluted	$(0.43)	$(0.22)	$(1.00)	$(3.57)
Weighted average common shares outstanding:
Basic and diluted	28,884	13,084	25,988	4,278

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$54,699	$38,930
Accounts receivable, net of allowance of $269 and $587 at December 31, 2014, and December 31, 2013, respectively	38,525	23,641
Unbilled revenue	13,714	11,213
Inventories	3,853	7,109
Prepaid expenses and other current assets	2,434	3,614
Deferred contract costs	5,705	9,313
Total current assets	118,930	93,820
Non-current assets:
Property and equipment, net	6,598	5,054
Intangible assets, net	8,180	5,202
Deposits and other assets	1,977	1,657
Deferred tax assets	1,008	—
Goodwill	2,828	866
Total assets	$139,521	$106,599
Liabilities and shareholders’ deficit:
Current liabilities:
Trade accounts payable	$7,573	$7,152
Accrued liabilities	17,844	11,939
Deferred revenue	15,671	15,417
Income tax payable	—	765
Deferred income tax	5,044	—
Total current liabilities	46,132	35,273
Non-current liabilities:
Uncertain tax positions	3,051	3,153
Long-term deferred revenue and other liabilities	1,818	719
Long-term debt	21,797	23,423
Total liabilities	72,798	62,568
Commitments and contingencies
Shareholders’ equity (deficit):
Common stock, $0.001 par value. 300,000,000 shares authorized; 28,915,038 and 23,420,759 shares issued and outstanding at December 31, 2014, and December 31, 2013, respectively.	29	23
Additional paid-in capital	202,662	155,198
Accumulated deficit	(138,223)	(112,187)
Accumulated other comprehensive income	2,255	997
Total shareholders’ equity	66,723	44,031
Total liabilities and shareholders’ equity	$139,521	$106,599

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2014	2013
Operating activities:
Net loss	$(26,036)	$(15,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	3,345	2,472
Amortization of intangible assets	2,079	1,534
Amortization of debt discount	122	357
Provision for bad debts and doubtful accounts	(281)	537
Stock-based compensation expense	4,555	1,630
Unrealized foreign currency loss	3,754	74
Loss on early extinguishment of debt	1,783	—
Write-off of assets	61	2
Changes in operating assets and liabilities:
Accounts receivable	(15,736)	(8,565)
Unbilled revenue	(3,143)	(1,480)
Deposits and other assets	(1,769)	(377)
Inventories	4,740	(4,854)
Prepaid expenses	1,937	2,290
Deferred contract costs	3,279	(3,821)
Deferred revenues	(757)	3,151
Accounts payable and accrued liabilities	4,763	1,842
Net cash used in operating activities	(17,304)	(20,498)
Investing activities:
Acquisition of Stoke, net of cash acquired	(5,225)	—
Purchases of property and equipment	(5,039)	(2,798)
Net cash used in investing activities	(10,264)	(2,798)
Financing activities:
Proceeds from initial public offering, net of offering costs	—	45,348
Proceeds from follow-on public offering, net of offering costs	41,686	—
Borrowing of long-term debt	26,900	27,000
Repayments of long-term debt	(15,000)	(17,000)
Borrowing from line of credit	—	—
Repayments of line of credit borrowing	(10,000)	—
Exercise of options and warrants to purchase common stock	1,228	91
Net cash provided by financing activities	44,814	55,439
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,477)	(615)
Net increase in cash and cash equivalents	15,769	31,528
Cash and cash equivalents at beginning of year	38,930	7,402
Cash and cash equivalents at end of year	$54,699	$38,930
Supplemental cash flow information:
Cash paid for interest	$1,454	$2,449
Income tax payments, net	$1,000	$346
Non-cash financing activities
Conversion of preferred stock into common stock	$—	$104,558
Unpaid offering costs in additional paid-in-capital	$—	$583
Issuance of warrants	$—	$1,634
Cashless exercise of warrants	$1	$7

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Revenue Metrics
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue by type:
Software products	$26,713	$21,290	$104,216	$79,342
Maintenance	7,014	5,857	25,579	21,966
Total revenues	$33,727	$27,147	$129,795	$101,308
Revenue by Geographic Area:
Americas	$21,953	$11,084	$71,479	$47,957
EMEA	6,733	13,386	40,772	37,887
APAC	5,041	2,677	17,544	15,464
Total revenues	$33,727	$27,147	$129,795	$101,308
Revenue by Product Group:
Voice and Video	$22,356	$8,459	$90,177	$31,206
Enhanced Messaging	11,371	18,688	39,618	70,102
Total revenues	$33,727	$27,147	$129,795	$101,308

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Software Products	(unaudited)
Revenue	$26,713	$21,290	$104,216	$79,342
Cost of revenue	11,844	7,751	46,102	35,971
Amortization and depreciation	346	217	1,101	592
Stock-based compensation	151	56	582	187
Gross profit (GAAP)	14,869	13,539	58,114	43,371
Gross profit (Non-GAAP)	15,366	13,812	59,797	44,150
Maintenance
Revenue	$7,014	$5,857	$25,579	$21,966
Cost of revenue	3,383	3,659	12,747	9,202
Gross profit (GAAP)	3,631	2,198	12,832	12,764
Gross profit (Non-GAAP)	3,631	2,198	12,832	12,764
Total Revenue	$33,727	$27,147	$129,795	$101,308
Total Gross Profit (GAAP)	$18,500	$15,737	$70,946	$56,135
Gross Profit Margin % (GAAP)	54.9%	58.0%	54.7%	55.4%
Gross Profit (Non-GAAP)	$18,997	$16,010	$72,629	$56,914
Gross Profit Margin % (Non-GAAP)	56.3%	59.0%	56.0%	56.2%
Operations Expenses
R&D (GAAP)	$9,178	$5,841	$30,459	$22,775
Amortization and depreciation	499	373	2,083	1,150
Stock-based compensation	251	112	787	321
R&D (Non-GAAP)	$8,428	$5,356	$27,589	$21,304
S&M (GAAP)	$10,985	$6,154	$34,208	$20,485
Amortization and depreciation	—	—	—	—
Stock-based compensation	340	82	1,032	482
S&M (Non-GAAP)	$10,645	$6,072	$33,176	$20,003
G&A (GAAP)	$7,120	$5,477	$23,351	$20,583
Amortization and depreciation	633	567	2,240	2,264
Stock-based compensation	742	219	2,154	640
Acquisition related transaction costs	728	—	728	—
Acquisition related restructuring charges	51	—	51	—
G&A (Non-GAAP)	$4,966	$4,691	$18,178	$17,679
Total Operating Expenses (GAAP)	$27,283	$17,472	$88,018	$63,843
Operating Expenses (Non-GAAP)	$24,039	$16,119	$78,943	$58,986
Operating Loss (GAAP)	$(8,783)	$(1,735)	$(17,072)	$(7,708)
Net interest	415	1,010	1,966	3,185
Loss on early extinguishment of debt	—	—	1,783	—
Foreign exchange loss (gain)	2,424	(427)	4,699	1,901
Income taxes	673	524	516	2,496
Net Loss (GAAP)	$(12,295)	$(2,842)	$(26,036)	$(15,290)
Operating Income (Loss) (Non-GAAP)	$(5,042)	$(109)	$(6,314)	$(2,072)
Net interest	415	1,010	1,966	3,185
Income taxes	673	524	516	2,496
Adjusted for uncertain tax positions component	(42)	—	142	—
Net Loss (Non-GAAP)	$(6,088)	$(1,643)	$(8,938)	$(7,753)

Exhibit 99.1

Mavenir Systems, Inc. and Subsidiaries
Non-GAAP Net Loss per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP weighted average common shares outstanding	28,884	13,084	25,988	4,278
Conversion of preferred shares *	—	7,679	—	14,259
Adjusted weighted average common shares outstanding	28,884	20,763	25,988	18,537
Non-GAAP net loss	$(6,088)	$(1,643)	$(8,938)	$(7,753)
Non-GAAP net loss per share	$(0.21)	$(0.08)	$(0.34)	$(0.42)

*	Assumes conversion of preferred shares at beginning of period

CONTACT:
Investor Relations:

Terry Hungle	Maryvonne Tubb
469-916-4393 x 5010	469-916-4393 x 5080
Mavenir Systems, Inc.	Mavenir Systems, Inc.
ir@mavenir.com